Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PRA Health Sciences, Inc. of our report dated February 27, 2013 relating to the financial statements of PRA Holdings, Inc., which appears in PRA Health Sciences, Inc.’s Amendment No. 5 to the Registration Statement on Form S-1/A (No. 333-198644).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Raleigh, North Carolina
November 12, 2014